AMENDMENT NUMBER 13

TO THE

AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT

This Amendment Number 13 (the “Amendment”) to the Amended and Restated Principal Underwriting Agreement is made as of this 30th day of March, 2020, by and between Hartford Funds Distributors, LLC (formerly known as Hartford Investment Financial Services, LLC), The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., and Hartford Schroders Opportunistic Income Fund on behalf each Fund listed on Schedule A.

WHEREAS, the parties hereto have entered into a Principal Underwriting Agreement dated as of January 1, 2013, as amended and restated August 7, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement in order to revise the list of Funds covered by the Agreement and to add the Hartford Schroders China A Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule A attached hereto.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The Hartford Mutual Funds, Inc.		The Hartford Mutual Funds II, Inc.

By:	/s/ Thomas R. Phillips _	By:	/s/ Thomas R. Phillips _
	Name: Thomas R. Phillips		Name: Thomas R. Phillips
	Title: Secretary and Vice President		Title: Secretary and Vice President

Hartford Schroders Opportunistic Income Fund

By:	/s/ Thomas R. Phillips _
Name: Thomas R. Phillips
Title: Secretary and Vice President

Agreed to and Accepted:

Hartford Funds Distributors, LLC

By:	/s/ Gregory A. Frost ___
Name: Gregory A. Frost
Title: Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

This Amended and Restated Schedule A to that certain Principal Underwriting Agreement dated January 1, 2013, as amended and restated August 7, 2013, is effective as of March 30, 2020.

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

Hartford Climate Opportunities Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

Hartford Global Impact Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income and Growth Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

The Hartford Short Duration Fund

The Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Hartford Multifactor International Fund

Hartford Multifactor Large Cap Value Fund

Hartford Quality Value Fund

Hartford Schroders China A Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Securitized Income Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US MidCap Opportunities Fund

Hartford Schroders US Small Cap Opportunities Fund

The Hartford Small Cap Growth Fund

HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND